Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of flyExclusive, Inc. (formerly known as EG Acquisition Corp.) on Form S-1 of our report dated April 12, 2023, which includes an explanatory paragraph as to EG Acquisition Corp.’s ability to continue as a going concern, with respect to our audits of the financial statements of EG Acquisition Corp. as of December 31, 2022 and 2021 and for the year ended December 31, 2022 and the period from January 28, 2021 (inception) through December 31, 2021, which report appears in the Prospectus, which is part of this Registration Statement. We were dismissed as auditors on December 27, 2023 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such Prospectus for the periods after the date of our dismissal. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum LLP

Marcum LLP

New York, NY

January 19, 2024